Exhibit 10.2

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this “Amendment”) is made and entered into as of March 11, 2026, by and between Sonida Senior Living, Inc. (formerly known as Capital Senior Living Corporation), a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its fully owned subsidiary Computershare Trust Company, N.A., national banking association (“CTC” and, together with Computershare, the “Warrant Agent”), and amends that certain Warrant Agreement, dated as of November 3, 2021 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Warrant Agreement.

WHEREAS, the Company, on the one hand, and Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B), the holders of all 1,031,250 of the Warrants issued and outstanding under the Warrant Agreement, on the other hand, have agreed to extend the Expiration Date of all of the Warrants from November 3, 2026 to November 3, 2027;

WHEREAS, Section 17 of the Warrant Agreement provides, among other things, that the Company and the Warrant Agent may from time to time supplement or amend the Warrant Agreement; and

WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement pursuant to Section 17 thereof to reflect such extension of the Expiration Date of the Warrants as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Agent hereby agree as follows:

Section 1. Amendment to Section 6(a). Section 6(a) of the Warrant Agreement is hereby amended and restated in its entirety as follows:

Subject to the terms and conditions set forth herein and set forth in each Warrant Certificate, each Warrant shall be exercisable for one (1) share of Common Stock at the Exercise Price (subject to any adjustment pursuant to Section 7) at any time and from time to time from 9:00 a.m., New York City time on the date of this Agreement until 5:00 p.m., New York City time, on the six (6) year anniversary of the date of this Agreement (the “Expiration Date”).

Section 2. Amendment to the Form of Warrant Certificate. The form of Warrant Certificate attached as Exhibit A to the Warrant Agreement is hereby amended to replace each reference to “November 3, 2026” with “November 3, 2027”.

Section 3. Effective Date; Effect. This Amendment is effective as of the date first set forth above. Except as modified hereby, the Warrant Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Warrant Agreement, as modified hereby.

Section 4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 5. Counterparts. This Amendment may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 6. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Warrant Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 7. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name: Brandon M. Ribar
Title: Chief Executive Officer & President

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., on behalf of both entities

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Senior Manager, Corporate Actions

Amendment to Warrant Agreement